Exhibit 32

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Strattec Security Corporation (the "Company") certifies that the Annual Report on Form 10-K of the Company for the year ended June 28, 2026 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 28, 2026	/s/ Jennifer L. Slater
Jennifer L. Slater,
Chief Executive Officer

Dated: August 28, 2026	/s/ Matthew Pauli
Matthew Pauli,
Chief Financial Officer

This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.